                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

     This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the
prospectus dated June   , 2002 (the "Prospectus") of Collins & Aikman
Corporation, a Delaware corporation (the "Company"), if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00
p.m., Eastern Daylight Savings Time, on       , 2002 (as it may be extended,
the "Expiration Date"). This Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights and the Offering - Special Procedures Under Guaranteed Delivery Form" in the Prospectus. Payment of the Subscription Price of $12.50 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Daylight Savings Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) trading days on the New York Stock Exchange after the Expiration Date.

The address of the Subscription Agent is as follows:

                     Wachovia Bank, N.A.
                     Attn: Corporate Trust/Reorg Services
                     1525 West W.T. Harris Boulevard, 3C3
                     Charlotte, North Carolina 28262-1153

The Subscription Agent's telephone number is (800) 829-8432 and its facsimile number is (704) 590-7628.

Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by Collins & Aikman Corporation and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Daylight Savings Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for 0.16 shares of Common Stock per Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate.

No. of Subscription Rights exercised:

                                                    --------------------------
                                                               X0.16
                                                    --------------------------


TOTAL SHARES TO BE PURCHASED:                       --------------------------
                                                    (rounded down to next
                                                    whole number)

                                                             X $12.50

TOTAL PAYMENT DUE:                                  $
                                                    --------------------------

The undersigned understands that payment of the Subscription Price of $12.50 per share for each share of Common Stock subscribed pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Daylight Savings Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

    [ ]  is being delivered to the Subscription Agent herewith; or

    [ ] has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [ ]  certified check

         [ ]  bank draft on U.S. Bank (cashier's check)

         [ ]  postal, telegraphic or express money order

         [ ]  wire transfer of immediately available funds

If by certified check, bank draft or express money order, please provide the following information:

Name of maker:
              --------------------------------------------------------------

Date of check, draft or money order:
                                    ----------------------------------------

Bank on which check is drawn on issuer of money order:
                                                      ----------------------

Signature(s):                          Address:
              ------------------------          --------------------------------

              ------------------------          --------------------------------

                                                --------------------------------
                                                    (please type or print)
Name(s):                               Telephone:
         -----------------------------            ------------------------------
               (please type or print)                  (please type or print)
Subscription
Certificate No.(s):
                   -------------------

                                       2